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Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Intellectual Property Security Agreement is entered into as of January     , 2002 by and between TRANSAMERICA TECHNOLOGY FINANCE CORPORATION successor in interest to TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, ("TTFC") and THE IMMUNE RESPONSE CORPORATION, a Delaware corporation, and I.R.C. INC. (The Immune Response Corporation and I.R.C. Inc. collectively referred to as "Grantor"), with reference to the following facts:

        TTFC and Grantor, are parties to that certain Master Loan and Security Agreement dated September 30, 1999 (as amended from time to time, the "Loan Agreement"). TTFC and Grantor are entering into that certain Security Agreement of even date (as amended from time to time, the "Loan Agreement"). The Loan Agreement, the Security Agreement, and all other "Loan Documents" (as defined in the Loan Agreement) are referred to herein as the "Loan Documents". Capitalized terms used herein have the meaning assigned in the Loan Agreement. Pursuant to the terms of the Loan Agreement, Grantor has granted to TTFC a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under the Collateral.

        NOW, THEREFORE, Grantor agrees as follows:

        To secure performance of its "Obligations" as defined in the Loan Agreement, Grantor grants to TTFC a security interest in all of Grantor's right, title and interest in all of Grantor's present and future Intellectual Property including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto, and including without limitation all proceeds thereof (including without limitation all license royalties and proceeds of infringement suits) (collectively, the "Intellectual Property".

        Grantor represents and warrants that listed on Schedule A hereto are (i) all trademark registrations and pending registrations owned or controlled by Grantor or licensed to Grantor, (ii) all patents and patent applications owned or controlled by Grantor or licensed to Grantor, and (iii) all of Grantor's software, computer programs and other works of authorship subject to United States copyright protection (other than off-the-shelf software licensed to Grantor on a non-exclusive basis), including, without limitation, those for which the sale, licensing or other disposition results in royalties receivable, license fees receivable, accounts receivable or other sums owing to Grantor. Grantor shall, within 15 days after the date hereof, register or cause to be registered (to the extent not already registered) with the United States Copyright Office those intellectual property rights listed on Schedule A hereto under the heading of "Copyrights". Grantor shall register or cause to be registered on an expedited basis with the United States Copyright Office any additional software, computer programs and other works of authorship developed or acquired by Grantor from time to time hereafter (including without limitation revisions or additions to the intellectual property rights listed on such Schedule A under the heading of "Copyrights"). Grantor shall from time to time, execute and file such other instruments, and take such further actions as TTFC may reasonably request from time to time to perfect or continue the perfection of TTFC's interest in the intellectual property.

        TTFC shall have all of the rights and remedies provided in the Loan Agreement, the Security Agreement and the other Loan Documents, and which it otherwise has at law and in equity, subject to the terms of the Intercreditor Agreement dated as of June    , 2002 among TTFC, Kevin Kimberlin Partners L.P., Oshkim Limited Partnership and the Grantor, with respect to the Intellectual Property, and all rights hereunder and thereunder are cumulative.

        IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Grantor:	THE IMMUNE RESPONSE CORPORATION
5935 Darwin Court
Carlsbad, CA 92008	By

Attn: Howard Sampson, Vice President, Finance	Title

I.R.C. INC.
By

Title

Address of TTFC:	TRANSAMERICA TECHNOLOGY FINANCE CORPORATION
76 Batterson Park Road Farmington, CT 06032
By

Title

SCHEDULE A

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

Patents

Description	Registration/ Application Number	Registration/ Application Date

Copyrights

Description	Registration/ Application Number	Registration/ Application Date

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  Exhibit 10.2
INTELLECTUAL PROPERTY SECURITY AGREEMENT
SCHEDULE A